EXHIBIT 10.33

                          RIV ACQUISITION HOLDINGS INC.
                               650 Madison Avenue
                                   15th Floor
                            New York, New York 10022

                                                                 August 16, 2007

Syd Ghermezian
Triple Five Investco, LLC.
9510 West Sahara, Suite 200
Las Vegas, Nevada 89117

Dear Mr. Ghermezian:

Reference is made to the agreement dated March 21, 2007 between Riv Acquisition Holdings Inc. ("RAH"), Triple Five Investco LLC and Dominion Financial LLC (the "Agreement"). RAH hereby advises you that it is extending the Term (as defined in the Agreement) pursuant to section 2 of the Agreement for thirty days commencing on August 19, 2007. In consideration of such extension, RAH has already wired the amount of $173,547.29 to the account previously designated by you.

Sincerely,

/s/ Paul Kanavos
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Paul Kanavos
President